SCHEDULE A

                                     FUNDS

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
                                                                        ANNUAL RATE OF    EFFECTIVE DATE
                                INDEX SERIES                          AVERAGE DAILY NET
                                                                            ASSETS
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First Trust Dow Jones STOXX European Select Dividend Index Fund             0.40%           08/30/2007
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First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund                  0.40%           08/30/2007
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First Trust Dow Jones Global Select Dividend Index Fund                     0.40%           11/20/2007
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First Trust ISE Global Wind Energy Index Fund                               0.40%           06/18/2008
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First Trust ISE Global Engineering and Construction Index Fund              0.40%           10/15/2008
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First Trust NASDAQ Clean Edge Smart Grid Infrastructure Index Fund          0.40%           11/16/2009
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